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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-43898 and No. 333-51549) pertaining to the Westcorp 1991 Stock Option Plan and the Westcorp Employee Stock Ownership Plan, respectively, and in the related prospectus' of our report dated January 22, 2001, with respect to the consolidated financial statements of Westcorp and Subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                       /s/ ERNST & YOUNG LLP
                                                       -------------------------
                                                           ERNST & YOUNG LLP


Los Angeles, California
March 26, 2001